Centrue Financial Corporation

Exhibit 99.2

NEWS RELEASE

October 9, 2003

For Immediate Release

CENTRUE FINANCIAL CORPORATION

310 South Schuyler Avenue P.O. Box 3 Kankakee, IL 60901-0003	(815) 937-4440 Fax: (815) 937-3674

For more information contact:

James M. Lindstrom

Chief Financial Officer

CENTRUE FINANCIAL ELECTS MICHAEL JAMES HEJNA DIRECTOR

Kankakee, Illinois (October 9, 2003) – Centrue Financial Corporation (AMEX:KNK), announced today that Michael James Hejna has been elected to serve as a director of Centrue Financial Corporation and Centrue Bank.

Mr. Hejna is currently President of Gundaker Commercial Group in St. Louis, MO where he has been employed for 15 years. Prior to joining Gundaker, Mr. Hejna was a commercial lender for 7 years as Vice President of Savings of America and Vice President of Mark Twain Bank. Mr. Hejna was an investor and one of the initial directors in Aviston Financial Corporation and was nominated to the board of Centrue Financial pursuant to the merger agreement between Centrue Financial and Aviston.

“Mike is a strong addition to the Board given his demonstrated ability to build businesses and his extensive experience as a lender. We intend to have Mike sit on the loan committee in addition to serving on the Board,” said Michael A. Griffith, Chairman of the Board.

Centrue Financial Corporation and Centrue Bank are headquartered in Kankakee, Illinois, which is 60 miles south of downtown Chicago. In addition to its main office, Centrue Bank operates seventeen branches in eight counties. Centrue Financial was formed through the merger of Kankakee Bancorp, Inc. and Aviston Financial Corporation on October 9, 2003. The combined entity has total assets of over $600 million and 192 employees.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon belies, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (I) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets: (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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